GENERAL AGREEMENT

Entered into by and between

IKEA Supply AG,
Grüssenweg 15
4133 Pratteln
Switzerland

Hereinafter referred to as "IKEA"

and

Crailar Technologies Inc.,
Supplier number 22780
Suite 305 - 4420 Chatterton Way
Victoria BC V8X 5J2
CANADA
Incorporation number: BC0572867
Hereinafter referred to as "Seller"

1.     Preamble

1.1     IKEA of Sweden AB has developed a well co-ordinated range of furniture furnishings and thereto related products for interior decoration, optimal for production, to be distinguished by "Design and Quality IKEA of Sweden". Articles and components specified in Appendix 1, hereinafter referred to as the "Components" are used as parts of articles included in such range.

1.2     The IKEA group of companies has various suppliers throughout the world that needs access to the Components. Such suppliers are hereinafter referred to as "Manufacturers, and are specified by IKEA from time to time. IKEA has been assigned by the Manufacturers to source and make available the Components for the Manufacturers, and the IKEA Group has decided to concentrate manufacturing of components. IKEA shall be entitled to amend the list of Manufacturers from time to time, at its own discretion.

1.3     This General Agreement on Components establishes the terms and conditions for making the Components available to the Manufacturers, subject to specific agreements by and between Seller and each Manufacturer. Seller shall not be entitled to assign any of his rights or obligations under this agreement and/or any agreement with the Manufacturers to a third party without the prior written consent of IKEA. IKEA shall have the right to assign any of its rights or obligations, wholly or partially, to any affiliated company to IKEA without the prior consent of Seller.

2.     Orders by Manufacturers

2.1     Seller hereby undertakes to supply to Manufacturers the Components, on the terms and conditions specified herein and according to Manufacturers orders from time to time. Deviations from the terms and conditions contained herein may be agreed in a Delivery Agreement between the Manufacturer and Seller.

2.2     As the Components will be manufactured according to specifications from IKEA, and the incorporeal rights to the Components belongs to IKEA of Sweden AB, the parties agree that IKEA has the exclusive right to define Manufacturers, and their respective share, of the Components available from the Seller.

2.3     The Manufacturer shall be entitled to issue orders with reference to this agreement by electronic message, fax, letter or other form of communication agreed by Seller and Manufacturer.

3.     Prices and Terms of Delivery

3.1     The terms of delivery specified below shall be valid should Seller and

Manufacturer not agree on deviating terms.

3.2     The prices shall be valid FCA Sellers premises as per appendix 1, according to incoterms 2000, unless otherwise agreed.

4.     Furnished Materials and Handling Aids

4.1     If IKEA furnishes materials, handling materials and/or equipment ("Materials") to Seller, all such Materials are to be used exclusively for the manufacture and/or delivery of products to IKEA. All Materials provided by IKEA shall remain the sole property of IKEA unless paid in full by the Seller. Any unused supply of such Materials shall be returned to IKEA immediately upon IKEA's request. Seller shall mark and store such Materials so the Materials belonging to IKEA do not become incorporated into or commingled with any property of Seller.

4.2     Seller shall upon receipt inspect Materials furnished in order to ensure that the Materials correspond to agreed quantities and are free from defects. Any shortages or defects in Materials furnished shall immediately be notified in writing by Seller to IKEA. After receipt of Materials the risk regarding the Materials shall be borne by Seller.

5.     Minimum quantity

5.1     IKEA will advise manufacturers to place order of no less than 1 x 20ft container, equal to approximately 20,000 lbs

6.     Order-, Shipping-, and Delivery- Confirmation

6.1     Seller shall promptly confirm all orders within 5 working days from receipt of the order. Seller shall within 4 weeks dispatch all Components in the agreed manner. Seller shall notify dispatch consignment details to Manufacturer in written or electronic form on the date of dispatch.

6.2     If the Seller cannot perform delivery as agreed or if a delay in delivery is likely to occur, the Seller shall immediately inform the Manufacturer hereof in writing, indicating the cause of the delay, the new time of delivery and the means of transportation to be used. The Seller shall in such case deliver the goods by such means of transportation, which so far as possible will reduce the delay. All additional costs for such means of transportation shall be borne by the Seller.

6.3     Seller shall forthwith obtain and supply certificates and/or declaration of origin, including duplicates thereof to Manufacturer in a form required by Manufacturer at Sellers own cost and expense.

7.     Quality, Insurance and Warranty

7.1     Seller warrants that each Component will be produced in accordance with the specifications established by IKEA of Sweden, and the Product Description listed in Appendix 1 hereto or any later issued version of the Product Description which has been, or will be, handed over to Seller by IKEA.

7.2     IKEA and/or the Manufacturer or their appointed representatives shall be entitled to be present, monitor and review all Sellers facilities (as well as its sub-contractors) at any time, and shall have the right to request any relevant information in relation thereto. IKEA may, in its sole discretion, decide and undertake quality inspections, either by conducting tests at Seller's premises or by testing samples sent to it by Seller/Manufacturer.

7.3     Should IKEA or Manufacturer not have forwarded specific package instruction, Seller shall ensure that the Components are packed to withstand delivery, damage and deterioration before they reach the Manufacturer. Seller shall only mark the products and packaging in accordance with instructions from IKEA, including use of the IKEA trade name and trademark. Nothing herein shall be interpreted as granting Seller a right or a license to use the IKEA trade name or the IKEA trademark.

7.4     Prior to delivery, the Seller shall provide evidence that quality control has been performed. The Seller shall keep all such documents and copies shall be sent to the Manufacturer and/or IKEA on demand.

7.5     Seller remains liable at all times for design, materials or workmanship of any sub-supplier.

7.6     Seller warrants all Components delivered to be free from all defects and that design, materials and workmanship conform strictly to the specifications furnished or otherwise presented or agreed. This warranty shall continue in full force notwithstanding inspection, acceptance and delivery of the Components and payment for the Components.

7.7     Sellers liability is limited to defects which appear within a period of 6 months from the date on which the product is received by Manufacturer. This shall not apply in the case of defects caused by sellers negligence when there shall be no time limit. This is also not applicable after the fibre has been transformed into yarn/textile products at the manufacturer.

7.8     Seller warrants that in complying with its obligations hereunder, it will at all times comply with all relevant national and international laws, conventions, regulations and provisions applicable in the country of production and ultimate retail destination. Seller further undertakes to, at all times, fulfil environmental- , working-, social- and other conditions set forth in "The IKEA Way on Purchasing Home Furnishing Products".

7.9     Seller undertakes to indemnify and hold harmless IKEA and/or Manufacturer for any and all damages, claims, costs and expenses which IKEA and/or Manufacturer might incur out of or in connection with any defect or non- conformity to specifications of any Component supplied by Seller hereunder.

8.     Complaints and Defects

8.1      Manufacturer shall notify Seller in writing of any defects that have appeared, including a description of the defect. Any complaints are to be handled directly between Seller and Manufacturers.

8.2     Seller is entitled to inspect the defective Component at its own cost at Manufacturer's site. If Seller fails to exercise this right within five days, calculated from the date of notice under Clause 8.1, Manufacturer may return the defective Component to Seller at Seller's risk and expense and Seller shall be deemed to have accepted the Components as defective.

8.3     Shipments by Seller considered defect or incorrect in their entirety, may be refused by the Manufacturer and returned at the cost and expense of the Seller. Should shipment be considered defect or incorrect in part, Manufacturer has the right to separate the defective products at the expense of the Seller.

8.4     Subject to Clause 7.7, Seller shall remedy any defect in the Components without delay and at its own cost and expense, including costs of transportation, and when a defect has been remedied, Seller shall be liable for defects in the repaired or replaced Component under the same terms and conditions as those applicable to the original Component.

8.5     In case of defects, a replacement delivery shall be made by Seller in time to be dispatched within [redacted].

9.     Payment conditions

9.1     If not otherwise agreed directly with Manufacturers, terms of payment shall be

L/C or D/P on sight. For avoidance of doubt, IKEA does not guarantee any payment to be made by Manufacturers.

10.     Forecasts

10.1     IKEA will on a yearly basis provide Seller with a forecast of estimated future demands of the Components, specified in LB,s per article number. The parties agree and understand that such forecast is made solely for the benefit of the Seller in order to provide a guide for Sellers production planning purposes only, and is not a guarantee from IKEA on future order volumes placed by Manufacturers.

Quantities can vary by +/-20% to agreement due to unforeseen sales fluctuations. Seller should be ready to follow these changes in terms of production capacity and raw materials needs.

Manufacturer will provide Seller with a forecasted need covering a rolling 6 months period. This is forecast only with the sole purpose to allow seller to plan production.

11.     Reporting

11.1     Seller shall supply statistics of volumes classified by type and dimension to IKEA every 4 months commencing January 1 each year.

12.     IKEA Models

12.1     IKEA of Sweden AB ("IoS") has created and developed a unique range of furniture, furnishings and related products for interior decorating ("IKEA

Range"). The IKEA Range consists mainly of models developed by IoS, or any of its affiliated companies, ("IKEA Models"). IKEA Models and/or model concepts, improvements or modifications thereof or further developments of the underlying idea behind IKEA Models shall remain the sole property of IoS and be vested in the intellectual property rights of IoS, regardless of which party has suggested or developed such improvement, modification or further development. If a model is not considered an IKEA Model, this section does not apply.

12.2     All samples, drawings, specifications or other documents relating to IKEA Models or production thereof submitted to Seller shall remain the sole property of IoS, and may not be used for any other purpose than production of IKEA Models and/or copied or reproduced without the consent of IKEA and shall be promptly returned to IKEA, including all copies thereof, upon instruction by IKEA.

12.3     Seller agrees that IKEA Models are intended for the exclusive sale and marketing by thereto authorized IKEA stores, and undertakes not directly or indirectly manufacture, exhibit, sell or supply IKEA Models to any other party than IKEA or the Manufacturers.

12.4     Seller may not directly or indirectly manufacture, exhibit, sell or supply any plagiarism of an IKEA Model. Plagiarism shall mean any product which is based on an IKEA Model and/or which appears to IKEA, in its reasonable judgment, with regard to design, material or workmanship, to be the same or similar to an IKEA Model.

13.     Intellectual Property Rights

13.1     Notwithstanding anything contained in these terms, Seller shall not at any time acquire or have been granted a right to use any rights whatsoever, of whatever kind they may be, to any intellectual property right belonging to IKEA.

13.2     Seller shall be solely responsible for any infringement by a product - other than an IKEA Model according to Clause 12 - in any intellectual property right of a third party and undertakes to indemnify and hold IKEA and Manufacturers harmless for any claims or loss in connection with an infringement.

14.     Term and Termination

14.1     This Agreement shall be in effect up until and including December 31 2016 when it shall expire without either party having to give notice thereof. Notwithstanding the foregoing, IKEA may in its sole discretion extend the contract maximum two (2) times at thirty six (36) month each time by notifying Seller no later than six (6) month prior to expiration of any term of the Agreement.

14.2     Either party shall be entitled to terminate this Agreement to expire at any time by notice in writing to the other party upon occurrence of any of the following events which if such breach is remediable is not cured within thirty (30) days after receipt of written notice thereof:

i) In case of repeated delays in delivery, low service level, repeated claims, or insufficient product quality. The product quality requirement is valid from December 1st 2014 according to the Crailar fiber property requirement, see appendix 1; or

ii) If either party becomes insolvent, enters into liquidation (whether compulsory or voluntarily) otherwise than for the purpose of amalgamation or reconstruction or shall compound with its creditors or have a receiver or any external administrator appointed over all or any part of its assets or hall take or suffer any similar action in consequence of debt.

15.     Severability

15.1     If any provisions of these conditions or any portion thereof is or becomes invalid or unenforceable, the remainder of these conditions shall not be affected andsuch provisions shall be valid and enforceable to the fullest extent.

16.     Disputes and Applicable Law

16.1     The construction and validity of this Agreement shall be governed by the Substantive legislation (without regard to its conflict of law regulations) of Switzerland.

16.2     All disputes arising from, or connected with this Agreement, shall be finally settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce, by one or more arbitrators appointed according to said Rules. The Arbitration shall take place in Paris, and the proceedings shall be performed in the English language.

17.     Confidentiality

17.1     Seller may not during the term of this agreement as well as thereafter disclose to any third party any technical or commercial information pertaining to IKEA and shall not use such information other than for the agreed purpose. Seller undertakes to ensure that any sub-supplier engaged by Seller for production of IKEA Models undertakes this provision.

This General Agreement has been drawn up in two identical copies, whereof the two parties have received one copy each.

IKEA Supply AG /s/ Magnus Holmquist Signature Magnus Holmquist Printed name Date: 21.01.2014	Crailar Technologies Inc. /s/ Ken Barker Signature Ken Barker, CEO Printed name Date: 9th December, 2013
/s/ Sven Skadinn Signature (2) Sven Skadinn Printed name Date: 21.01.2014

Reviewed by, Initials

Components information

Appendix 1
IKEA art.name	Components description	Sale Price EURO/KG	Security stock
Flax/Hemp spinning Fiber

Enzymatically processed Flax and/or Hemp fibres for spinning yarn

Fibres are available in either bleached or natural colour.

Colour will be defined at time of order by manufacturer.

See below table "Crailar

fiber property requirements"

		[redacted]	10% annual FC

Crailar fiber property requirements
Fibre properties	value	Measurement method
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

Valid for orders placed as of December 1st 2014

Note: Ordering and distribution of Components supplied by Seller for the use in IKEA products will be coordinated between Seller and Manufacturer.
IKEA Supply AG /s/ Magnus Holmquist /s/ Sven Skadinn Signature Magnus Holmquist Sven Skadinn Printed name Date: 21.01.2014	CRAILAR Technologies Inc /s/ Ken Barker Signature Ken Barker, CEO Printed name Date: 9th December, 2013

Reviewed by, Initials

Date

Crailar locations and structure

Appendix 2

Legal Entities
Name	Address
Crailar Technologies Inc	Head Office
4420 Chatterton Way
Suite 305
Victoria, BC
V8X 5J2 CANADA
Name	Address
Crailar Technologies Inc	US Office
696 McVey Avenue
Suite 202
Lake Oswego, OR
97034 USA

Production/Distribution Units
Name	Address
Schrurs NV	BE
Schrurs
Oostkaai 46
B-8900 Ieper
Belgium

Contact Details

IKEA Foreign Trade Ltd. Co.
Icerenkoy mahallesi Degirmenyolu cad.
Asia Ofis Park binasi B Giris No: 28 kat: 1
34752 Atasehir Istanbul - TURKEY
 Tel : +90 216 544 22 00

CRAILAR Technologies Inc
696 McVey Ave. Suite 202
Lake Oswego
OR 97034
USA

Email: Jay.nalbach@crailar.com
Phone: 001 503 3873941
Fax: 001 250 6588586

Appendix 3

"[redacted]",

Formulas for calculating price

[redacted]

[redacted]

[redacted]
						Target	Maximum sales price Price
sales
price
Year	Targeted	Targeted	Targeted	Mgmt fee	Mark-up	Targeted
	variable	fixed cost	total plant	Euro/kg	Euro/kg	price	Euro/kg
	cost	Euro/kg	cost			Euro/kg	today
	Euro/kg		Euro/kg				(ceiling)
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

UNDER THE CONDITION THAT IKEA DECIDE TO PROLONG THE AGREEMENT BEY OND THE INITIAL TERM, THE PARTIES AGREE AS FOLLOWS:
Year Targeted	Targeted	Targeted	Mgmt fee	Mark-up	Targeted	Price
variable	fixed cost	total plant	Euro/kg	Euro/kg	price	Euro/kg
cost	Euro/kg	cost			Euro/kg	today
Euro/kg		Euro/kg				(ceiling)
[redacted] [redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted

UNDER THE CONDITION THAT IKEA DECIDE TO PROLONG THE AGREEMENT BEY OND THE INITIAL TERM, THE PARTIES AGREE AS FOLLOWS:
Year Targeted	Targeted	Targeted	Mgmt fee	Mark-up	Targeted	Price
variable	fixed cost	total plant	Euro/kg	Euro/kg	price	Euro/kg
cost	Euro/kg	cost			Euro/kg	today
Euro/kg		Euro/kg				(ceiling)
[redacted] [redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted

Calendar Year [redacted]

Management fee     [redacted] Mark Up     [redacted]

UNDER THE CONDITION THAT IKEA DECIDE TO PROLONG THE AGREEMENT BEYOND THE INITIAL TERM, THE PARTIES AGREE AS FOLLOWS:

Calendar Year [redacted]

Management fee     [redacted] Mark Up     [redacted]

UNDER THE CONDITION THAT IKEA DECIDE TO PROLONG THE AGREEMENT BEYOND THE FIRST PROLONGATION TERM, THE PARTIES AGREE AS FOLLOWS:

Calendar Year [redacted]

Management fee     [redacted] Mark Up     [redacted]

Appendix 3

In no event, the Price may exceed the Maximum sales price during the commitment period [redacted].

In the event that the market forces move feedstock prices for flax/hemp and consequently increase the cost for the Seller to manufacture the Crailar fibre prices to levels beyond Euro [redacted] during all periods except for the period [redacted], the parties shall in good faith discuss a potential increase in the Maximum sales price, to agree no later than [redacted] and [redacted] respectively.

Appendix 4

Agreement

IKEA is interested in Seller developing it's business to grow and establish a stable financial foundation. In return for making significant investments in time and financial means to develop applications for the components within the homefurnishing industry, together with the long term agreement and financing support, Seller hereby undertakes to solely supply the products specified in Appendix 1 to by IKEA appointed Manufacturers, and not to supply to others such products for consumption within the following fields of application:

Home Textile Application:

- Upholstery fabrics (including slip covers) - Excluding high end custom furniture (as agreed by IKEA on a case by case basis.)
- Mattress tickings
- Bed linen
- Quilts & pillows
- Decorative cushion covers
- Rugs & mats (not wall to wall, but area rugs)
- Kitchen textiles
- Table textiles, in the woven segment only
- Blankets & throws
- Chair pads
- Curtains, blinds and panels
- Retail fabrics by the meter
- Bed spreads
- Construction textiles-boxes and storage applications
- Office textile

This appendix 4 is only applicable should IKEA fullfill the commitment to Capacity as stated in the Capacity Commitment documentation, Appendix 5.

If IKEA prolongs the commitment according to 14.1 the volumes in the capacity commitment are set at 15,000 tons +/- 20% for the first time period of 36 months and 20,000 tons +/- 20% for the second time period of 36 months for appendix 4 to be applicable.

This volume is estimated not to exceed 30% of the Sellers total capacity according to its growth plan.

Appendix 5

Agreement on Sales and Purchase Volumes

1.     Scope

1.1     The purpose of this General Agreement is for IKEA or its nominated Manufacturers to purchase components from Seller and for Seller to sell such components to IKEA or its nominated Manufacturers in order ensure sufficient and secure deliveries thereof. Furthermore, IKEA and Seller shall by entering into the co-operation and business relationship hereunder make its best joint efforts to develop and improve the competitiveness of Seller and IKEA.

2.     Sales and purchase volumes

2.1     IKEA agrees to procure for purchase through appointed Manufacturers, components from Seller and Seller agrees to sell components to Manufacturers nominated by IKEA within a specified production type (hereinafter referred to as the "Components") and pursuant to any Committed Value, as defined in the

General Agreement, at least up to a value and within the periods specified below.

CY 2014/15/16     Agreed Value: 7.000 tonnes fibre in total for the total period.

The Agreed Value as stated above subtracted with 20 percent shall be defined as the "Minimum value"; and the Agreed Value added with 20 percent shall be defined as the "Maximum Value". Seller shall make reasonable efforts to carry out deliveries of the Products ordered by Manufacturers in excess of the Maximum Value, maintaining a price level which at least complies with the provisions set forth in Article 3 below.

2.2     If at the end of the last CY specified above IKEA's balance shall show a deficit in relation to the Minimum Value, calculated as per the foregoing paragraphs of this Article 2, then IKEA and Seller shall, upon written demand of Seller within [redacted] days of the expiration of the last FY specified above use its best endeavours to find a proper and reasonable solution in good faith.

2.3     IKEA's Minimum Value obligations provided for above are subject to Seller fulfilling all its obligations towards IKEA with respect to quality, timely deliveries and in all other respect hereunder. In the event that Seller should in any year fail to fulfil any of its material obligations hereunder, then IKEA shall, without prejudice to any other rights of IKEA, automatically be released from its Minimum Value obligation.

2.6     A material obligation for Seller hereunder, which has substantial effect on the business of IKEA and Manufacturer's, is included but not limited to the fulfilment by Seller of the agreed quality level, delivery security, price and requirements stated in IKEA way on purchasing Home Furnishing Products.

3.     Price etc

3.1     The main area of production hereunder will be Enzamatically processed Flax and/or Hemp fibres for spinning yarn and are available in either bleached or natural colour (hereinafter referred to as the "Production Type"). The price to be paid for the deliveries of the Products shall be as set out in the General Agreement.

3.2     IKEA is entitled to amend the list of Products by adding or deleting products thereto, provided that such products are included by IKEA in the Production Type. Any amendment is subject to separate price negotiations between the parties.

3.3     Seller undertakes to IKEA as an average to [redacted] for each CY as specified in the General Agreement.

4.     Prior Termination

4.1.     Notwithstanding anything to the contrary stated herein, IKEA may at any time and without compensation to the Seller terminate this Agreement to immediately expire and cancel existing orders, should the Seller be subject to change of ownership, or become insolvent, or a receiver is appointed for Seller, or for a substantial portion of its assets, or if Seller commits a breach of material or serial nature of any of the provisions set forth herein, in the General Agreement or in any delivery agreement with the Manufacturers, which if such breach is remediable is not cured within fifteen (15) days after receipt of written notice thereof.

IN WITNESS WHEREOF, this Agreement has been executed in duplicate, each party taking one (1) copy.
IKEA Supply AG /s/ Magnus Holmquist Signature Magnus Holmquist Printed name Date: 21.01.2014	Crailar Technologies Inc. /s/ Ken Barker Signature Ken Barker, CEO Printed name Date: 9th December, 2013
/s/ Sven Skadinn Signature (2) Sven Skadinn Printed name Date: 21.01.2014

Reviewed by, Initials